SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-12

                         DELCATH SYSTEMS, INC.
           (Name of Registrant as Specified In Its Charter)

               -----------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction
          applies:

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          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4) Proposed maximum aggregate value of transaction:

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          (5) Total fee paid:

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



[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

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          (4) Date Filed:

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

                        ---------------------------------

                              DELCATH SYSTEMS, INC.
                               1100 Summer Street
                           Stamford, Connecticut 06905
                                 (203) 323-8668
                        ---------------------------------

                    Notice of Annual Meeting of Stockholders
                           To Be Held on June 13, 2006

     Notice is hereby given that an Annual Meeting of Stockholders of Delcath Systems, Inc., a Delaware corporation, will be held on Tuesday, June 13, 2006 at 11:00 a.m. (Eastern Time) at the Holiday Inn Select, 700 Main Street, Stamford, Connecticut, for the following purposes:

     1. To elect two Class III directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

     2. To vote on a stockholder proposal recommending that the Board of Directors retain a nationally recognized investment banking and/or merger advisory firm; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record of our Common Stock, $0.01 par value per share, at the close of business on Monday, April 17, 2006 will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof.

     A copy of our Annual Report to Stockholders for the year ended December 31, 2005, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

     All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

     Only record or beneficial owners of Delcath's Common Stock as of the Record Date may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver's license. Beneficial owners must also provide evidence of stock holdings as of the Record Date, such as a recent brokerage account or bank statement.

     Whether or not you expect to attend the Annual Meeting of Stockholders, please complete, sign, date, and return the enclosed proxy card in the enclosed envelope in order to ensure representation of your shares. It will help in our preparations for the meeting if you would check the box on the form of proxy if you plan on attending the annual meeting.

                                        By Order of the Board of Directors



                                        M. S. KOLY
                                        President and Chief Executive Officer

Stamford, Connecticut
April 24, 2006

                        ---------------------------------

                              DELCATH SYSTEMS, INC.
                               1100 Summer Street
                           Stamford, Connecticut 06905
                                 (203) 323-8668
                        ---------------------------------


                                 Proxy Statement

                        ---------------------------------


     Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of Delcath Systems, Inc., a Delaware corporation, for use at the 2006 Annual Meeting of Stockholders of Delcath to be held at 11:00 a.m. (Eastern Time) on Tuesday, June 13, 2006, at the Holiday Inn Select, 700 Main Street, Stamford, Connecticut, and at any adjournment thereof.

     Only stockholders of record as of the close of business on April 17, 2006 (the "Record Date") of our Common Stock, $0.01 par value per share (the "Common Stock") will be entitled to notice of, and to vote at, the meeting. As of the Record Date, 19,541,674 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one vote per share held by them. Stockholders may vote in person or by proxy. Granting a proxy does not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at the address set forth above at any time before the original proxy is exercised or
(ii) voting in person at the meeting.

     Each of M. S. Koly and Samuel Herschkowitz, M.D. are named as attorneys in the proxy. Mr. Koly is our President, Chief Executive Officer and Treasurer and is also a member of our Board of Directors. Dr. Herschkowitz is our Chief Technical Officer and is also the Chairman of our Board of Directors. Mr. Koly or Dr. Herschkowitz will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under "Voting Procedures." Any stockholder granting a proxy has the right to withhold authority to vote for the nominees to the Board of Directors or either of them. Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, including the election of directors, the shares represented by the proxy will be voted in accordance with those voting specifications. Shares represented by proxies will be voted for each director nominee and against the stockholder proposal to recommend retaining an investment banking and/or merger advisory firm if no voting instructions are indicated.

     The stockholders will consider and vote upon (i) a proposal to elect two Class III directors to serve until the 2009 Annual Meeting of Stockholders and
(ii) a stockholder proposal recommending that the Board of Directors retain an investment banking and/or merger advisory firm. Stockholders will also consider and act upon such other business as may properly come before the meeting.

     A copy of our Annual Report to Stockholders for the year ended December 31, 2005, which contains financial statements and other information of interest to stockholders, will first be mailed to stockholders along with these proxy materials on or about April 24, 2006.

                               VOTING PROCEDURES

     Mr. Koly or Dr. Herschkowitz will vote all shares represented by properly executed proxies returned in time to be counted at the meeting. The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld for one or both of the nominees for directors, or which contain one or more abstentions, as well as broker non-vote shares (i.e., shares held in street name which cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares) are counted as present for purposes of determining the presence or absence of a quorum for the meeting.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the meeting as specified in such proxies. As noted above, proxies will be voted for each director nominee and against the stockholder proposal and will be voted in the discretion of the proxy holder on any other matters that properly come before the meeting, if no voting instructions are indicated.

     The directors will be elected by a plurality of the votes cast, in person or by proxy, at the meeting. The nominees receiving the highest number of affirmative votes of the shares voting on the election of directors will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee's achievement of a plurality.

     For all other matters that may be submitted to stockholders at the meeting, the affirmative vote of a majority of shares present (in person or represented by proxy) and voting on that matter will be required for approval. Shares abstaining and broker non-votes, since they are not voting on a matter, will not have the same effect as votes against the matter.

     Votes at the meeting will be tabulated by one or more inspectors of election appointed by the President and Chief Executive Officer.

                              ELECTION OF DIRECTORS
                                 (PROXY ITEM 1)

     Delcath's Board of Directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. These provisions, together with the provisions of our Certificate of Incorporation and by-laws, allow only the Board of Directors to fill vacancies on or increase the size of the Board of Directors and would prevent a stockholder from removing incumbent directors and filling such vacancies with its own nominees in order to gain control of the Board of Directors. The staggering of the election of our directors may have the effect of delaying, deferring or discouraging a change of control. Delcath's by-laws provide that its Board of Directors will consist of not fewer than three members. The Board of Directors has fixed the current number of directors at five.

     A plurality of the votes cast by the holders of Common Stock present or represented by proxy and entitled to vote at the meeting is required for the election of a nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

     The Nominating Committee of Delcath's Board of Directors, a committee composed exclusively of non-employee directors, has nominated the following persons for election as Class III directors of Delcath at the Annual Meeting. The nominee are currently members of Delcath's Board of Directors. The nominees and the year each first joined the Board of Directors are:

                                Year First Joined
         Nominee         Age         Board              Current Positions
         -------         ---         -----              -----------------

    Mark A. Corigliano   42          2001                  Director
      Victor Nevins      84          2001                  Director


Background of Nominees for the Board of Directors

     Mark A. Corigliano, 42, was appointed a Class III director of Delcath in 2001. His term expires at the 2006 Annual Meeting. Since 1991, Mr. Corigliano has been Managing Director of Coast Cypress Associates, a company that designs and implements microcomputer systems. Since 1993, he has served as Officer and Manager of Special Projects for DC Associates, a restaurant management organization located in New York City. Mr. Corigliano also serves as Treasurer of Rolls Royce Owners' Club, a non-profit organization with 8,500 members worldwide.

     Victor Nevins, 84, was appointed a Class III director of Delcath in 2001. His term expires at the 2006 Annual Meeting. Since 1957, Mr. Nevins has been Chief Executive Officer of Max Abramson Enterprises, a medium size conglomerate headquartered in Flushing, New York. He also is a licensed real estate broker and, since 1962, has been the owner of Victor Nevins Realty. He currently is a Director and past President of the Flushing Chamber of Commerce and a Director of the Flushing Merchants Association.

     The Board of Directors unanimously recommends that you vote for the election of the nominees as directors of Delcath.

     The following individuals are currently directors of Delcath whose terms of office do not expire this year and who consequently are not nominees for re-election at the Meeting:

     Samuel Herschkowitz, M.D., 56, has been Chairman of the Board of Delcath since 1998 and Delcath's Chief Technical Officer since 1991. His term expires at the 2008 Annual Meeting. Dr. Herschkowitz is board certified in psychiatry and neurology. He is a professor at New York University Medical Center and has held academic positions at Beth Israel Hospital, Mount Sinai Medical School and Downstate Medical Center.

     Daniel Isdaner, 41, was appointed a Class I director of Delcath in 2001. His current term expires at the 2007 Annual Meeting. He is a graduate of Boston University School of Business Management. Mr. Isdaner is the current owner and director of Camp Mataponi, Inc., a children's residential summer camp located in Naples, Maine. Camp Mataponi is responsible for 350 children and 150 employees. In addition to Camp Mataponi, Mr. Isdaner serves as one of the directors of Anchor Commercial Bank located in Juno Beach, Florida where he is involved with the audit, compliance and loan committees. Mr. Isdaner resides in Jupiter, Florida with his wife and three children.

     M. S. Koly, 65, has been President, Chief Executive Officer and Treasurer of Delcath since 1998 and has served as a Director since 1988. His term expires at the 2008 Annual Meeting.

     The following table provides information concerning the executive officers of Delcath.

              Name           Age               Office Currently Held

           M. S. Koly         65       President, Chief Executive Officer and
                                                     Treasurer
       Paul M. Feinstein      58              Chief Financial Officer

     A brief description of the business experience of Mr. Koly is set forth above. The following is a brief description of the business experience of Mr.
Feinstein:

     Paul M. Feinstein. Paul M. Feinstein joined the company as Chief Financial Officer in October, 2003. From 1991-2002 he was Vice President/Finance for the New York Road Runners in New York, New York. From 1988-1990 he was the Controller of Mechanical Plastics, Inc. Prior to that he held senior financial positions with Holmes Protection Services, Jewelers Protection Services and Parade Publications and was with Coopers & Lybrand, the international accounting services firm that is now a part of PricewaterhouseCoopers. He is licensed to practice law in New York State. He holds a B.B.A. from Pace College, an LL.M. in Taxation from NYU School of Law and graduated from Albany Law School of Union University.

                   BOARD AND COMMITTEE MEETINGS AND FUNCTIONS

Attendance

     The Board of Directors met five times during year ended December 31, 2005. During 2005, each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

     It is the Company's policy that, absent unusual or unforeseen circumstances, all of the directors are expected to attend annual meetings of stockholders. All of the directors attended the Company's 2005 Annual Meeting of Stockholders.

Compensation

     The Compensation and Stock Option Committee of the Board of Directors reviews the salaries and benefits of all officers and stock option grants to all employees, consultants, directors and other individuals compensated by the Company. The Compensation and Stock Option Committee is empowered by the Board of Directors to act independently. The Compensation and Stock Option Committee also administers the Company's stock option and other employee benefits plans. Currently, the members of the Compensation and Stock Option Committee are Daniel Isdaner and Victor Nevins, each of whom is independent, as "independence" is defined in Rule 4200(a)(15) of the National Association of Securities Dealers. During 2005, the Compensation and Stock Option Committee met four times.

Audit

     The Audit Committee of the Board of Directors, whose members are Mark A. Corigliano, Daniel Isdaner and Victor Nevins, provides assistance to the Board in fulfilling its oversight responsibilities with respect to the Company's financial statements, the Company's system of internal accounting and financial controls and the independent audit of the Company's financial statements. During 2005, the Audit Committee met two times.

     Functions of the Audit Committee include:

     o the selection, evaluation and, where appropriate, replacement of the Company's outside auditors;

     o an annual review and evaluation of the qualifications, performance and independence of the Company's outside auditors;

     o the approval of all auditing services and permitted non-audit services provided by the Company's outside auditors;

     o the receipt of an annual communication from the Company's outside auditors as required by Independence Standards Board Standard No. 1;

     o the review of the adequacy and effectiveness of the Company's accounting and internal controls over financial reporting;

     o the review and discussion with management and the outside auditors of the Company's financial statements to be filed with the Securities and Exchange Commission; and

     o the preparation of a report for inclusion in the Company's annual proxy statement.

     All members of the Audit Committee must satisfy the independence and experience requirements of the Nasdaq Stock Market, Inc. and be free of any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment.

     A copy of the Audit Committee Charter as currently in effect was attached as Appendix A to the proxy statement distributed in connection with the Company's 2005 Annual Meeting of Stockholders.

     The Board has determined that at least one member of the Audit Committee is an audit committee financial expert (as defined in applicable rules of the Securities and Exchange Commission) based on such member's understanding of generally accepted accounting principles and financial statements, ability to assess the application of such principles in connection with accounting for estimates, accruals and reserves, experience in preparing, analyzing and evaluating financial statements, understanding of internal control over financial reporting and understanding of audit committee functions. The Board has determined that Mark A. Corigliano is an audit committee financial expert.

Nominating

     The Nominating Committee of the Board of Directors consists of Mark A. Corigliano, Daniel Isdaner and Victor Nevins, three non-employee directors who are "independent" within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD") listing standards. The Nominating Committee has the responsibility for selecting the nominees of the Board for election as directors. The Nominating Committee does not have a charter. The Nominating Committee was formed by Board of Directors in 2006.

Recommendations by Stockholders of Director Nominees

     The Nominating Committee will consider any recommendation by a stockholder of a candidate for nomination as a director. If a stockholder wants to recommend to the Nominating Committee a candidate for election as a director, the stockholder may submit the name of the proposed nominee, together with the reasons why the stockholder believes the election of the candidate would be beneficial to the Company and its stockholders and the information about the nominee that would be required in a proxy statement requesting proxies to vote in favor of the candidate.

     The stockholder's submission must be accompanied by the written consent of the candidate to being nominated by the Board and the candidate's agreement to serve if nominated and elected.

     Any such submission should be directed to the Company's Nominating Committee at its principal office, 1100 Summer Street, Stamford, Connecticut 06905. For any annual meeting, the submission of a recommendation must be received no later than the deadline for receiving a stockholder proposal for inclusion in the Company's proxy statement for such meeting. Copies of any recommendation received in accordance with these procedures will be distributed to each member of the Nominating Committee. One or more members of the Nominating Committee may contact the proposed candidate to request additional information.

     At the request of any director, the candidacy of the proposed nominee will be considered by the full Nominating Committee. The Nominating Committee will not, however, be obligated to notify a stockholder who has recommended a candidate for election as a director of the reasons for any action the Committee may or may not take with respect to such recommendation.

Stockholder Communications with the Board of Directors

     The Board of the Company welcomes questions, comments and observations from stockholders concerning the policies and operation of the Board and about the general business and operation of the Company.

     Any stockholder wishing to communicate with the Board or with any specified director should address his or her communication to the Board of Directors or to the particular director(s) and send it to the Company's principal office at 1100 Summer Street, Stamford, Connecticut 06905. Unless otherwise requested by a stockholder in a separate written request accompanying the communication, stockholder communications to the Board or to specified director(s) will be initially reviewed by the Company's Chief Executive Officer or Chief Financial Officer. Communications that the reviewing officer determines relate to the Company's ordinary course of business will be responded to by the officer or his designee. Communications that the Chief Executive Officer or Chief Financial Officer determines do not relate to the Company's ordinary course of business or that he otherwise believes are appropriate for review by the directors will be forwarded to each of the directors. Actions, if any, to be taken in response to any stockholder communication will be in the discretion of the Board. At the request of the Board, the Chief Executive Officer will summarize any stockholder communications that are not forwarded on the basis that such communications relate to the ordinary course of the Company's business.

     The process for stockholder communication with the Board of Directors or with specified director(s) has been approved by the Company's Board, including by a majority of the Company's independent directors.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is comprised of Mark A. Corigliano, Victor Nevins and Daniel Isdaner, three non-employee directors who are "independent" within the meaning of Rule 4200(a)(15) of the NASD listing standards. The Audit Committee has the responsibility for reviewing the Company's accounting practices, internal accounting controls and financial results and is responsible for the engagement of the Company's independent auditors. The Audit Committee met two times in 2005 and has reviewed and discussed the audited financial statements with the Company's management.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence.

     Based on the review and discussions referred to in the foregoing three paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                                                     MARK A. CORIGLIANO
                                                     VICTOR NEVINS
                                                     DANIEL ISDANER

Dated: April 14, 2006

THE REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT DELCATH SPECIFICALLY INCORPORATES IT BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

      COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

     The following table sets forth, for the years ended December 31, 2005, 2004 and 2003, certain compensation paid by the Company, including salary, bonuses and certain other compensation, to its Chief Executive Officer and its Chief Financial Officer. There were no other executive officers whose annual compensation (including bonuses) for the year ended December 31, 2005 exceeded $100,000.

Summary Compensation Table

                                                                             Long-Term
                                                                            Compensation
                                                 Annual Compensation           Awards
                                                 -------------------           ------
Name and Principal Position                                                  Securities
                                                                             Underlying      All Other
                                  Year         Salary ($)  Bonus ($)         Options (#)     Compensation
  M. S. Koly, President,          2005         272,125            0           400,000          0
  Chief Executive Officer and
  Treasurer
                                  2004         227,742            0                 0          0
                                  2003         229,500    15,000 (1)          120,000          0

  Paul M. Feinstein, Chief        2005          96,550         2,500           10,000          0
  Financial Officer
                                  2004          78,000         2,000               0           0

(1) Bonuses were declared payable in January 2004.


Option Grants in Last Fiscal Year

     The following table sets forth information with respect to stock options granted during the year ended December 31, 2005.


                         Number of          % of Total
                        Securities         Options Granted        Exercise or
                         Underlying        To Employees in         Base Price        Expiration
   Name                  Options             Fiscal Year             ($/sh)             Date
M. S. Koly               200,000                48.0%                 2.78           7/7/2010
                         200,000                48.0%                 3.59          11/8/2010

Paul M. Feinstein         10,000                 2.4%                 3.59          11/8/2010

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended December 31, 2005 and unexercised options held as of the end of 2005.


                                                                        Number of                Value of
                                                                       Securities               Unexercised
                                                                       Underlying              In-the-Money
                                                                       Unexercised               Options at
                              Shares                                 Options at FY-           FY-End ($) (1)
                             Received         Value Realized        End Exercisable/           Exercisable/
         Name              on Exercise              ($)               Unexercisable            Unexercisable
M. S. Koly                   100,000              260,000                   722,000/0               686,000/0
Paul M. Feinstein               0                    0                       10,000/0                     0/0


-------------------

(1) Calculated based on the fair market value of $3.40 per share at the close of trading on December 31, 2005 as reported by The Wall Street Journal, minus the exercise price of the option.

Director Compensation

     Neither Mr. Koly nor Dr. Herschkowitz currently receives any compensation for serving on the Board of Directors. Non-employee directors receive $750 for each meeting of the Board of Directors attended in person and $300 for each meeting of the Board of Directors participated in telephonically, and they are reimbursed for their expenses. For services in 2004, each of Messrs. Corigliano, Isdaner and Nevins received a bonus of $5,000 that was paid in 2004. For his services as Chief Technical Officer (a non-corporate officer position), Dr Herschkowitz is paid an annual salary of $75,000.

     During 2005, each of Messrs. Corigliano, Isdaner and Nevins received options to purchase 70,000 shares at $2.78 and to purchase 70,000 shares at $3.59; Dr. Herschkowitz received options to purchase 50,000 shares at $2.78 and to purchase 70,000 shares at $3.59.

Key Employee Agreement

     On October 1, 2003, Delcath amended and restated the employment agreements with M. S. Koly. Mr. Koly's amended employment agreement provides for a base salary of $275,000, subject to upward adjustment in the discretion of the Compensation Committee of the Board of Directors. The agreement has an initial term ending on September 30, 2006. Thereafter, the term automatically renews for successive one-year periods unless the Company or the employee, as the case may be, gives notice of non-renewal. During 2004, the

Compensation Committee approved increasing Mr. Koly's base salary to $300,000 per year and extended the term of his employment to September 30, 2008.

     In the event of termination by the Company without cause, whether or not due to a change in control (as defined in the employment agreement), Mr. Koly is entitled to a lump sum severance payment equal to twice the sum of his then effective base salary, the average of his bonuses for the three years preceding termination and the annual cost of his fringe benefits (other than stock options and similar benefits).

     At Mr. Koly's election, the Company will also be obligated to pay him the excess of the aggregate fair market of shares subject to options held by him over the aggregate exercise price of such options. Termination payments would be reduced to the extent such payments would be subject to an excise tax as "excess parachute payments" under applicable federal tax law.

Change of Control Payments

     In 2003, the Compensation and Stock Option Committee approved payments to its directors (including officers who are also directors) in the case of a hostile takeover of the Company. The payment would, in each case, be determined by multiplying the excess of the price per share paid in the takeover transaction over $0.98 (the fair market value per share on December 11, 2003) multiplied by a number of shares (that would be subject to adjustment in the event of stock dividends, stock splits or recapitalizations). Such numbers are 500,000 in the case of Mr. Koly and 300,000 each in the case of Dr. Herschkowitz, Mr. Corigliano, Mr. Isdaner and Mr. Nevins. In the event of a hostile takeover, each non-employee director other than Dr. Herschkowitz would also receive a $100,000 cash payment in recognition of past service. See also, "Key Employee Agreement," above.

           SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the Record Date, certain information regarding the ownership of Delcath's voting securities by (i) each director (or nominee for director) of Delcath, (ii) each Named Executive Officer and (iii) all directors and executive officers as a group. To the Company's knowledge, except as disclosed in the table below, no person or group beneficially owns more than 5% of the Company's outstanding common stock. Each of the stockholders named below has a business address c/o Delcath Systems, Inc., 1100 Summer Street, Stamford, Connecticut 06905.


                Directors,                                     Shares              Percentage of
              Executive Officers                              Beneficially           Common Shares
           and 5% Stockholders (1):                             Owned (2)           Outstanding (3)
    M. S. Koly (4)                                              1,801,009                 8.9%
    Venkol Trust                                                  892,649                 4.6%
    Samuel Herschkowitz, M.D. (5)                                 333,675                 1.7%
    Mark A. Corigliano (6)                                        281,225                 1.4%
    Daniel Isdaner (7)                                            295,225                 1.5%
    Victor Nevins (8)                                             296,825                 1.5%
    Paul M. Feinstein (9)                                          13,375                 0.1%
    Robert Ladd (10)                                            1,930,100                 9.9%
    All  directors  and  executive  officers  as a group        3,021,334                14.5%
    (six persons) (11)

(1) Except as otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares owned, based on the information provided to us by the persons or entities named in the table.

(2) Shares of Common Stock subject to options or warrants exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage owned by the person or entity holding such options or warrants.

(3) Percentage of beneficial ownership is calculated on the basis of the amount of outstanding securities (Common Stock) at the Record Date (19,541,674 common shares) plus, for each person or entity, any securities that person or entity has the right to acquire within 60 days pursuant to stock options or other rights.

(4) Mr. Koly is a director of Delcath. Includes 186,360 shares held by Mr. Koly and 892,649 shares held by a trust of which Mr. Koly has a pecuniary interest in approximately 63,000. The figure above also includes vested stock options to purchase 722,000 shares of the Common Stock. Mr. Koly is the trustee of this trust and is deemed the beneficial owner of its shares because of his voting power.

(5) Dr. Herschkowitz is the Chairman of the Board of Directors of Delcath. The figure above represents 153,375 shares owned directly by him. The figure above also includes vested stock options to purchase 180,300 shares of Common Stock. The figure above excludes approximately 63,000 shares held by the trust referred to in Note 4 in which Dr. Herschkowitz has a pecuniary interest.

(6) Mr. Corigliano is a director of Delcath. The figure above represents 141,225 shares owned directly by him. The figure above also includes vested stock options to purchase 140,000 shares of Common Stock.

(7) Mr. Isdaner is a director of Delcath. The figure above represents 155,225 shares directly owned by him or jointly with his wife. The figure above also includes vested stock options to purchase 140,000 shares of Common Stock.

(8) Mr. Nevins is a director of Delcath. The figure above represents 156,825 shares owned directly by him. The above figure also includes 1,000 shares owned directly by his wife. The figure above also includes vested stock options to purchase 140,000 shares of Common Stock.

(9) Mr. Feinstein is the Chief Financial Officer of Delcath. The figure above includes vested stock options to purchase 10,000 shares of Common Stock.

(10) Based on information contained in a Form 4 dated April 6, 2006, Mr. Ladd has sole voting and dispositive power with respect to these shares.

(11) The number of shares beneficially owned by all directors and executive officers as a group includes 1,332,300 shares of Common Stock issuable within 60 days of the Record Date upon exercise of stock options granted to directors and executive officers pursuant to our various stock option plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers, and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of the Company's securities and of changes in that ownership. To the Company's knowledge, based upon a review of copies of reports filed with the Commission with respect to the fiscal year ended December 31, 2005, and except as noted below, all reports required to be filed under Section 16(a) by the Company's directors and officers and persons who were beneficial owners of more than ten percent of the Company's Common Stock were timely filed. Dr. Herschkowitz was late in filing one report under Section 16(a) reporting one transaction.

                              STOCKHOLDER PROPOSAL
                                 (PROXY ITEM 2)

     The following proposal has been submitted by a beneficial owner of shares of Common Stock pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Upon oral or written request, the Company will promptly provide to stockholders the proposing stockholder's name, address and the number of shares of Common Stock owned by such stockholder.

     The proposing stockholder's proposal is:

     RESOLVED, that the stockholders of Delcath Systems, Inc. (the "Company") do hereby recommend that the Company's Board of Directors immediately retain the services of a nationally recognized investment banking and/or merger advisory firm with expertise in the medical device industry to assist the Company in exploring a potential sale to or business combination with a third party to maximize stockholders value.

     The shareholder's supporting statement is as follows:

     The Company has suffered inordinate and lengthy delays in obtaining the requisite Food and Drug Administration approvals. A substantial reason for the delays is that Delcath lacks the necessary financial and human resources. The Company and the stockholders would realize a substantial benefit if Delcath were purchased or merged with or into an entity with substantially greater financial and human resources than Delcath currently possesses or is capable of developing in the near future.

     Moreover, it is envisioned that Delcath will have to establish multiple domestic and foreign locations in which to undertake further clinical trials. This expansion will require resources that Delcath simply does not have and cannot develop in the foreseeable future. Stockholder value would be maximized if Delcath were sold or merged with or into a larger acquirer or partner who has the resources and platform to successfully exploit Delcath's goodwill and intellectual property.

     If Delcath is unable to achieve a strategic transaction in the foreseeable future, Delcath may be unable to capitalize on existing intellectual property and goodwill and current stockholder value may be eviscerated.

                           STATEMENT IN OPPOSITION TO
                              STOCKHOLDER PROPOSAL


     The Board of Directors of the Company recommends that the stockholders vote AGAINST approval of the proposal submitted by the shareholder proponent of this resolution.

     The Board believes that its primary obligation is to enhance stockholder value. In this regard, the Board regularly reviews the status of the Company's progress toward obtaining premarket approval from the U.S. Food and Drug Administration (the "FDA") for the use of the Company's medical device. The Board believes that, if the Company obtains premarket approval from the FDA, the value of the Company's technology (and therefore the value of the Company) will be substantially increased beyond what could reasonably be expected to be obtained in a sale of the Company today.

     During the past three years under the direction of the current Board of Directors, the Company has achieved very significant increases in shareholder value. On May 15, 2003, near the completion of a public offering of the Company's shares, the closing price for the Company's Common Stock was $0.65 per share. On

March 22, 2006, the Company's Common Stock had a closing price of $4.25 per share.(1) From May 15, 2001 to March 22, 2006, the market value per share of the Company's Common Stock increased by approximately 654%.

     The process for obtaining FDA premarket approval of a medical device is always a lengthy process. The Board believes that the time it has taken for the Company to conduct the clinical trials required by the FDA is not a function of the Company's financial condition or its human resources but rather the complexity of the FDA-required protocol for the trials of the Company's product and the relatively small number of patients who meet the very specific criteria for participation.

     Based on recent developments, including the Special Protocol Assessment and Agreement with the FDA on February 21, 2006 and recruitment of two patients enrolled in the Phase III clinical trial at the National Cancer Institute within a week from receipt of this agreement, the Board is optimistic that clinical trials will proceed much more expeditiously. In addition, the Company believes that recruitment of clinical trial participants will become easier because the FDA approved protocol will permit a participant in the control group (which will not initially receive treatment with the Delcath System) who experiences tumor progression to be crossed over to treatment with the Delcath System if the crossover is approved by the patient's physician.

     From the beginning of 2004 through the end of 2005, the Company has raised approximately $16.6 million in new capital in a variety of transactions, each one at a higher price than the previous transaction, including private placements of equity securities and exercises of options and warrants. At December 31, 2005, the Company's cash and cash equivalents and certificates of deposit balances approximated $12.2 million. The Company currently believes that such amounts will be sufficient to fund the Company's operations, including conducting its clinical trials, for least through 2007.

     During 2005, the Company added two full time employees one serving as Director of Regulatory Affairs and the other as Project Manager. The Board believes that the Company's current employees, supplemented as needed by outside advisors and consultants, will be adequate for it to conduct its clinical trials in compliance with FDA mandated procedures.

     Based on all of the above, it is the Board's considered judgment that the best way to maximize long-term shareholder value is to remain as an independent corporation working toward commercialization of its patented drug delivery system.

     The Board has considered from time to time whether the Company should retain an investment banking or merger advisory firm. However, in light of the foregoing, it is the Board's judgment that now is not an appropriate time to retain such a firm.

     The Board recommends that stockholders vote AGAINST approval of this proposal.

                              INDEPENDENT AUDITORS

     Eisner LLP, ("Eisner") New York, New York, audited the Company's financial statements for the years ended December 31, 2003 and 2004.

     On April 25, 2005, Eisner was dismissed as the independent registered public accounting firm for Delcath. The decision to change accountants was approved by the Audit Committee of the Company's Board of Directors.

----------------------
(1) March 22, 2003 was the business day preceding the date on which the Statement in Opposition to Stockholder Proposal was delivered to the proposing stockholder pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

     The reports of Eisner on the balance sheets of the Company as of December 31, 2003 and 2004 and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2004 and for the period from August 5, 1988 (inception) to December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of the periods described above, and the subsequent interim period through April 25, 2005, except for a reportable condition with respect to the Company's internal controls regarding identifying the Company's awards of stock options which awards were described in the Company's Form 8-K reports dated March 22, 2005 and April 5, 2005, there were no disagreements between the Company and Eisner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Eisner's satisfaction, would have caused Eisner to make reference to the subject matter of the disagreement(s) in connection with its reports.

     Eisner furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. This letter is Exhibit 16 to the Company's amendment to Form 8-K filed on May 2, 2005.

     On April 27, 2005, the Company retained Carlin, Charron & Rosen, LLP ("CCR") to act as its independent registered public accounting firm. A representative of CCR is expected to be in attendance at the Annual Meeting, to have an opportunity to make a statement if the representative desires to do so and to be available to respond to appropriate questions.

Audit Fees

     Audit Fees. Eisner billed Delcath $75,500 for professional services rendered for the audit of Delcath's annual financial statements for 2004 and the reviews of the financial statements included in Delcath's Quarterly Reports on Form 10-QSB filed for the first three quarters of 2004. CCR billed Delcath $45,000 for professional services rendered for the audit of Delcath's annual financial statements for 2005 and the reviews of the financial statements included in Delcath's Quarterly Reports on Form 10-QSB filed for the second, third and fourth quarters of 2005.

     Audit Related Fees. During the years 2004 and 2005, neither Eisner LLP nor CCR provided audit related services to the Company.

     Tax Fees. During 2004 and 2005, neither Eisner LLP nor CCR provided tax services to the Company.

     All Other Fees. Eisner LLP billed Delcath $20,200 in 2004 and $29,225 in 2005 for other fees. CCR billed Delcath $0 in 2005 for other fees. These fees were for professional services rendered in connection with registration statements we filed with the Securities and Exchange Commission and subsequent amendments thereto.


                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     It is contemplated that the next Annual Meeting of Stockholders will be held on or about June 12, 2007. To be eligible for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2007 Annual Meeting of Stockholders, proposals must be addressed to the Secretary of Delcath and must be received at Delcath's principal executive offices not later than [December 31, 2006]. In order to avoid controversy as to the date on which a proposal was received by Delcath, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by Certified Mail, Return Receipt Requested.

     If any stockholder proposes to make any proposal at the 2007 Annual Meeting of Stockholders which proposal will not be included in Delcath's proxy statement for such meeting, such proposal must be received by [March 20], 2007 to be considered timely for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934. The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how Delcath intends to exercise its discretion to vote on each such matter if it is presented at that meeting.

     Article NINTH of the Company's Amended and Restated Certificate of Incorporation contains additional requirements applicable to stockholders wishing to nominate directors or to present a proposal or other matter at an annual meeting of the Company's stockholders.

                            EXPENSES AND SOLICITATION

     The costs of printing and mailing proxies will be borne by Delcath. In addition to soliciting stockholders by mail or through its regular employees, Delcath may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of Delcath registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of Delcath may also be made of some stockholders following the original solicitation.

     The Company has retained MacKenzie Partners, Inc. to solicit proxies for the Annual Meeting of Stockholders at a cost not to exceed $6,500.

                                 OTHER BUSINESS

     The Board of Directors knows of no other items that are likely to be brought before the meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.



                                      By Order of the Board of Directors



                                      M. S. KOLY,
                                      President and Chief Executive Officer

                        ANNUAL MEETING OF STOCKHOLDERS OF

                              DELCATH SYSTEMS, INC.

                                  June 13, 2006




                        Please mark, date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                   as possible


                 Please detach and mail in the envelope provided


------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                             ---

    MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   X
                                                                                                                             ---

------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE
DIRECTORS.                                                              STOCKHOLDER PROPOSAL..

1.  Election of Directors                                               2. Stockholder proposal recommending retention of
                                                                       investment banking and/or merger advisory firm.
|_|  FOR  ALL NOMINEES              |_|  Mark A. Corigliano
                                    |_|  Victor Nevins                 |_|  FOR THE PROPOSAL
|_|  WITHHOLD AUTHORITY                                                |_|  AGAINST THE PROPOSAL
     FOR ALL NOMINEES
                                         as Class III Directors

|_| FOR ALL EXCEPT
     (See Instruction below)

                                                                       -------------------------------------------------------------



                                                                       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS \
                                                                       DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED
                                                                       FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, AGAINST
                                                                       THE STOCKHOLDER PROPOSAL AND, IN THE CASE OF OTHER MATTERS
                                                                       THAT LEGALLY COME BEFORE THE MEETING, AS SAID ATTORNEY(S) MAY
                                                                       DEEM ADVISABLE.


----------------------------------------------------------------------
INSTRUCTION: To withhold authority to vote for any individual nominee(s),mark"FOR ALL EXCEPT" and write the name of the nominee you wish to withhold authority in the box below.
----------------------------------------------------------------------
                                                                       PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING
                                                                       OF STOCKHOLDERS ON TUESDAY, JUNE 13, 2006 AT 11:00 A.M. AT
                                                                       THE HOLIDAY INN SELECT, 700 MAIN STREET,STAMFORD,
                                                                       CONNECTICUT.                                         |_|

To change the address on your account, please check        |_|
the box at rightand indicate your new address in the
space above. Please note that changes to the registered
name(s) on the account may be submitted via this method.
----------------------------------------------------------------------

Signature of Stockholder ______________    Date:  ________      Signature of Stockholder  __________________ Date:  _____________


Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

                              DELCATH SYSTEMS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2006

     Revoking all prior proxies, the undersigned, a stockholder of DELCATH SYSTEMS, INC. (the "Company"), hereby appoints Samuel Herschkowitz, M.D. and M ..S. Koly, or either of them, as attorneys and agents of the undersigned, with full power of substitution, to vote all of the shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 13, 2006 at the HOLIDAY INN SELECT, 700 MAIN STREET, STAMFORD, CONNECTICUT, AT 11:00 a.m. local time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse.

                IMPORTANT: SIGNATURE REQUIRED ON THE REVERSE SIDE